DirectView Enters Into Preferred Security Provider Agreement with Legacy Construction Company of Colorado for their Existing and Future Marijuana Facility Construction Projects

Legacy Construction todirect all existing and future retail and marijuana & cannabis related clients toDirect View Security for their surveillance and security needs

NEW YORK, February 26, 2014 /PRNewswire via COMTEX/ -- DirectView Holdings, Inc. (OTC: DIRV), a company focused on ownership and management of leading video and security technology companies, today announced that its wholly owned subsidiary DirectView Security has entered into a preferred provider agreement with Legacy Construction Company of Colorado, LLC ("Legacy").

As part of the agreement DirectView Security will become Legacy's security provider of choice for their retail and marijuana facility construction projects and Legacy will direct all of their current and future clients to DirectView Security for their video surveillance and security needs. Legacy has over fifteen years of experience and expertise in commercial general contracting with specific experience in the retail and medical marijuana industry. Legacy holds a Class A general contractors license in six states including Colorado, Wyoming, Nevada, New Mexico, Utah, and Arizona. Legacy has completed projects ranging from 2,000 square foot dispensaries and retail sales centers, to medium size grow facilities (approximately 8,000 square feet), to large grow facilities (approximately 20,000 square feet). Legacy is currently working on a potential project that would be one of the largest grow facilities in Colorado at 68,000 square feet.

DirectView Security currently provides an array of video and surveillance solutions for customers that include major international hotels, real estate development companies, and educational institutions. The Company sees this agreement as an important first step in establishing a foothold in this fast growing industry.

Commenting on the announcement, Roger Ralston, CEO and Chairman of DirectView, stated, "We are excited to partner with Legacy as their provider of choice when it comes to security. Legacy has a strong reputation in the construction industry and having them endorse us to their customers opens up a wealth of opportunity for our company. We are confident that we have the unique skill set to meet the very intricate security needs of the marijuana growers and dispensaries and we intend to work diligently with Legacy to provide top notch products and services as well as competitively priced security solutions to their valued customers. We look forward to growing this business opportunity in the coming quarters for the benefit of our company and its stockholders."

About DirectView: DirectView Holdings, Inc., together with its subsidiaries, provides teleconferencing and services to businesses and organizations. The company operates in two divisions, Security (Video Surveillance) and Video Conferencing. The Security division offers technologies in surveillance systems providing onsite and remote video and audio surveillance, digital video recording, and services. It also sells and installs surveillance systems; and sells maintenance agreements. The company sells its products and services in the United States and internationally through direct sales force, referrals, and its Websites. The Video Conferencing division offers teleconferencing products and services that enable clients to conduct remote meetings by linking participants in geographically dispersed locations. It is involved in the sale of conferencing services based upon usage, the sale and installation of video equipment, and the sale of maintenance agreements. This division primarily provides conferencing products and services to numerous organizations ranging from law firms, banks, high tech companies and government organizations. For more information visit our websites at http://www.DirectViewSecurity.com / http://www.DirectViewInc.com

SafeHarbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the company's behalf. All statements, other than statements of historical facts, which address the company's expectations of sources of capital or which express the company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the possibility of unknown factors, as well as other factors beyond the control of the company, actual results may differ materially from the expectations expressed in the forward-looking statement. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully all risk factors and other information in our annual report and quarterly filings before deciding to invest in our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Forward Looking Statements: This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements regarding the outlook of the Company's business and results of operations. By nature, these risks and uncertainties could cause actual results to differ materially from those indicated. Generally speaking, any statements using terms such as "will," "expect," "anticipate," or "may," or which otherwise predict or address future results or events, are likely to contain forward-looking statements. It is important to note that actual results may differ materially from what is indicated in any forward-looking statement. Readers should consider any forward-looking statements in light of factors that could cause actual results to vary. These factors are described in our filings with the SEC, and readers should refer to those filings, including Risk Factors described in those filings, in connection with any forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

DirectView Holdings, Inc. Roger Ralston +1-212-567-1800 EXT. 111 http://www.DirectViewInc.com http://www.DirectViewSecurity.com IR@DirectViewInc.com

SOURCE DirectView Holdings, Inc.

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